Exhibit 3.2
BY-LAWS OF
FIRSTBANCORP
ARTICLE I
STOCKHOLDERS
     Section 1. Place of Meetings. All annual and special meetings of stockholders shall be held at the principal office of the Corporation or at such other place as the board of directors may determine.
     Section 2. Annual Meeting. A meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation which may come before the meeting shall be held on such date and time as shall be designated from time to time by resolution of the Board of Directors.
     Section 3. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the President or by the board of directors.
     Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the most current edition of Robert’s Rules of Order unless otherwise prescribed by regulations of the board of directors or these By-Laws. The board of directors shall designate, when present, either the Chairman of the Board or President to preside at such meetings.
     Section 5. Notice of Meetings. Notice of annual meetings of stockholders shall be mailed to each stockholder of the Corporation at least ten (10) days, but not more than sixty (60) days prior to the date for each such meeting.
     Section 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than fifty (50) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section 6, such determination shall apply to any adjournment thereof.
     Section 7. Voting Lists. At least ten (10) days before each meeting of the stockholders, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. This list of stockholders shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours for a period of ten (10) days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

     Section 8. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice; provided that the date of the adjourned meeting shall not be less than eight (8) days after the date for which the first meeting was called. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
     Section 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. Proxies must be filed with the Secretary of the Corporation. No proxy shall be valid more than twelve months from the date of its execution except for a proxy coupled with an interest.
     Section 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written instructions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.
     Section 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which receiver was appointed.
     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
     Neither treasury shares of its own stock held by the Corporation nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     Section 12. Cumulative Voting. Stockholders shall not be entitled to cumulate their votes for the election of directors.
     Section 13. Inspector of Election. In advance of any meeting of stockholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the Chairman of the Board or the President may, and at the request of not fewer than ten percent (10%) of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the Chairman of the Board or the President.
     The duties of such inspectors shall include: (i) determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; (ii) receiving votes, ballots or consents; (iii) hearing and determining all challenges and questions in any way arising in connection with the right to vote; (iv) counting and tabulating all votes or consents; (v) determining the result; and (vi) such acts as may be proper to conduct the election or vote with fairness to all stockholders.
     Section 14. Nominating Committee. The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the Secretary at least twenty (20) days prior to the date of the annual meeting. No nominations for directors except those made by the nominating committee shall be voted at the annual meeting unless other nominations by stockholders are made in writing and delivered to the Secretary of the Corporation at least thirty (30) days prior to the date of the annual meeting. Ballots bearing the name of all the persons nominated by the nominating committee and by stockholders, shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least twenty (20) days prior to the annual meeting, nominations for directors may be made at the annual meeting by any stockholder entitled to vote and shall be voted upon.
ARTICLE II
BOARD OF DIRECTORS
     Section 1. General Powers. The business and affairs of the Corporation shall be under the direction of the board of directors. The board of directors shall annually elect a Chairman of the Board and President from among its members and shall designate, when present, either the Chairman of the Board or the President to preside at its meetings.
     Section 2. Number and Term. The board of directors shall consist of such number of directors as established from time to time by resolution of the board of directors approved by a majority of directors; provided that, the total number of directors shall always be an odd number and not less than five (5) or more than fifteen (15). The Board of Directors shall be elected at the annual meeting of stockholders to serve one-year terms and until their successors are elected and qualified. A majority of the directors holding office shall constitute a quorum at meetings of the board of directors.
     Section 3. Regular Meetings. All regular meetings of the board of directors shall be held at the principal office of the Corporation or at such other place as the board of directors may determine.
     Section 4. Qualification. Each director shall be of legal age.
     Section 5. Special meetings. Special meetings of the board of directors may be called by or at the request of the Chairman of the Board, the president or one-third of the directors, and at such place as the board of directors shall designate.
     Section 6. Notice. Written notice of any special meeting shall be given to each director at least two (2) business days previous thereto if delivered personally or by fax or telegram or at least five (5) days previous thereto if delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to the delivered when deposited in the U.S. mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.
     Section 7. Quorum. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article II.
     Section 8. Telephonic Meetings Permitted. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting thereof by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 8 shall constitute presence in person at such meeting.
     Section 9. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by applicable laws or regulations or by these By-laws.
     Section 10. Resignation. Any Director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the Chairman of the Board or the President. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Chairman of the Board or the President.
     Any nominee for director who fails to receive the requisite majority vote at an annual or special meeting held for the purpose of electing directors must, promptly following certification of the stockholder vote, tender his or her resignation to the Board. The Board will act on the tendered resignation within 90 days following certification of the stockholder vote and shall take action with respect to the vacancy on the Board in accordance with Section 12 of this Article II.

     Section 11. Removal. At a meeting of stockholders called expressly for that purpose, any director may be removed for cause by a vote of seventy-five percent (75%) of the shares then entitled to vote at an election of directors.
     Section 12. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the stockholders. Any directorship to be filled by reason of an increase in the number of directors, may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the stockholders.
     Section 13. Compensation. Directors shall receive such reasonable compensation as may be established from time to time by the board of directors by resolution approved by an absolute majority thereof.
ARTICLE III
COMMITTEES
     Section 1. Appointment. The board of directors, by resolution adopted by a majority of the full Board, may, from time to time appoint, any number of committees, composed of one or more directors and such other administrative and executive officers as the Board may determine.
     Section 2. Authority. These committees shall and may exercise those powers that the board of directors may so delegate and shall have the name or names that from time to time the board of directors may determine by resolution.
     Section 3. Appointment and Term of Office. Members of the committees shall be appointed by the Board for such terms as the Board may determine, and all members of the committees shall serve at the pleasure of the Board.
     Section 4. Quorum. A majority of the members of any committee shall constitute a quorum. A majority of the votes cast shall decide every question or matter submitted to a committee.
     Section 5. Ex Oficio Members. The Chairman and the President, and any officer acting in the absence of the President shall be ex officio members of all the committees.
ARTICLE IV
OFFICERS
     Section 1. Positions. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the Board as an officer. The President shall be the Chief Executive Officer, unless the board of directors designates the Chairman of the Board as Chief Executive Officer. The offices of the Secretary and Treasurer may be held by the same person and a Vice President may also be either the Secretary or the Treasurer. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually at the first meeting of the board of directors held after the annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer’s death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with regulations of the Board; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article IV.
     Section 3. Removal. Any officer may be removed by the board of directors whenever, in its judgment, the best interest of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.
     Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.
     Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors.
ARTICLE V
STOCK, STOCK CERTIFICATES AND THEIR TRANSFER
     Section 1. Registered Shares. All shares of stock of the Corporation shall be registered shares on the books of the Bank. Notwithstanding the above, a stockholder of the Bank may request that the Corporation issue a Certificate of Stock. In such circumstances the stock certificates shall conform with section 3 of this Article V.
     Section 2. Transfer. Shares of stock shall be transferable on the books of the Corporation, and a transfer book shall be kept in which all transfer of stock shall be recorded. Every person becoming a stockholder by such transfer shall, in proportion to his or her shares, succeed to all rights and liabilities of the prior holder of such shares.
     Section 3. Stock Certificates. Certificates of stock shall bear the signature of the Chairman, the President or any Vice President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Secretary or an Assistant Secretary, or any other officer appointed by the board of directors for that purpose, to be known as an Authorized Officer, and the seal of the Corporation shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby, is transferable only upon the books of the Corporation properly endorsed.
     Section 4. Owner of Record, Attachment, Pledge. Shares of stock are transferable by all means recognized by law, if there is no attachment levied against them under competent authority, but as long as the transfer is not signed and recorded in the transfer books the Corporation shall be entitled to consider as owner thereof the party who appears as such in said books.
     Section 5. Lost or Destroyed Stock Certificates. In the event any certificate of stock shall be lost or destroyed the Board may order a new certificate to be issued in its place upon receiving such proof of loss and such bond of indemnity therefore as may be satisfactory to the board of directors. New certificates may be issued without requiring any bond when in the judgment of the board of directors it is proper to do so.
     Section 6. Transfer Agent. The board of directors may designate any person, whether or not an officer of the Corporation, as stock transfer agent or registrar of the Corporation with respect to Stock Certificates or other securities issued by the Corporation.
ARTICLE VI
CORPORATE SEAL
     Section 1. Seal. The board of directors shall provide a suitable seal, bearing the name of the Corporation, which shall be under the custody of the Secretary.
ARTICLE VII
MISCELLANEOUS PROVISIONS
     Section 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.
     Section 2. Dividends. The board of directors may from time to time declare, and the Corporation may pay dividends in cash or in shares of the capital stock of the Corporation, in the manner and upon the terms and conditions provided by applicable laws and regulations and the Corporation’s Articles of Incorporation.
     Section 3. Conflict with New Laws. The provisions of these By-laws in conflict with any and all new statutes shall become revoked without affecting the validity of the remaining provisions hereof.
     Section 4. Unforeseen Cases and Events. Should cases and events not provided for in these By-Laws arise, the board of directors shall decide on the proper action to be taken in accordance with the authority and powers vested upon it by Law, the Articles of Incorporation and these By-Laws.
     Section 5. Amendments. These By-Laws may be altered, amended or repealed and new By-Laws may be adopted in accordance with applicable provisions of law and of the Corporation’s Articles of Incorporation.